SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 14, 2018

Graphene & Solar
Technologies LTD
(Exact name of Company as specified in its charter)

Colorado	333-174194	27-2888719
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

433 North Camden Drive, Suite 400, Beverly Hills CA
(Address of principal executive offices)

(310) 279-5100
(Company’s Telephone Number)

(Former name, address and telephone number specified on last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.  Departure of Directors or Certain Officers; Appointment of Certain Officers.

On December 7, 2018 Graphene & Solar Technologies Ltd., a Colorado corporation (the “Company”), appointed Frank G. Herrera as interim Chief Financial Officer, effective immediately. Mr. Herrera graduated with an MBA from Texas A&M University and has worked in Accounting and Finance for over 20 years. He has also worked as the Senior Officer of a Secondary Market in Federally Insured loans using the Bond Market to secure funds. Most recently, Mr. Herrera has been a Senior Accounting Advisor in the oil industry sector.

Upon his appointment, Mr. Herrera replaced Warren Dillard as Chief Financial Officer of the Company, who resigned on November 15, 2018.

Steven Powers resigned as Director of the Company on October 9, 2018.

Solar Quartz Technologies Corporation changed its name to Graphene & Solar Technologies Ltd. on September 18, 2018 and the Company is currently awaiting approval on this from FINRA.

A copy of that press release is attached to this Current Report as Exhibit 99.1. In accordance with General Instruction B.2 of Form 8-K, the information set forth in this ITEM 5.02 and in that press release is deemed to be “furnished” and shall not be deemed to be “filed” for purpose of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing. The information set forth this ITEM 5.02 shall not be deemed an admission as to the materiality of any information in this Current Report that is required to be disclosed solely to satisfy the requirements of Regulation FD.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Number	Exhibits
	99.1	Press Release dated December 20, 2018 announcing the appointment of Frank G. Herrera as interim Chief Financial Officer.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 20, 2018	Graphene & Solar Technologies LTD.

	By:	/s/ Roger May
Roger May,
Interim Chief Executive Officer

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EXHIBIT INDEX

Exhibit Number	Exhibit Description
99.1	Press Release dated December 20, 2018, announcing the appointment of Frank G. Herrera as interim Chief Financial Officer.

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